                                                                    EXHIBIT 10.6
                                                                    CONFIDENTIAL
                              RESELLER AGREEMENT

     This Reseller Agreement ("Agreement") is made as of July 1st, 1997
                                                         --------
("Effective Date") by and between Foundry Networks, Inc., a Delaware corporation having its place of business at 680-3 W. Maude Ave., Sunnyvale, CA 94086, USA ("Foundry") and Mitsui & Co., Ltd., a Japanese corporation having its principal place of business at 2-1 Ohtemachi 1-Chome, Chiyoda-ku, Tokyo, Japan ("Reseller").

     WHEREAS, Reseller wishes to resell, itself and through third parties appointed in accordance with the terms of this Agreement, Foundry Products together with its or other third party products in the Territory; and

     WHEREAS, Foundry wishes to work with Reseller on the terms described below to allow Reseller to distribute the products in the Territory.

     NOW, THEREFORE, IT IS AGREED AS FOLLOWS:

1. Definitions. As used herein, the following terms shall have the following meanings respectively:

     1.1       End User shall mean a person or entity who acquires the Products
               --------
for personal or ordinary business usage and not for resale or transfer to others.

     1.2       Price List shall mean the then current International Foundry
               ----------
price list for the products, the current Price list is attached hereto as Exhibit A.

     1.3       Products shall mean the products including the Software and all
               --------
manuals listed in Exhibit A. Foundry agrees to provide 120 days advance notice to Reseller prior to making any major changes, major modifications, or deleting Products from Exhibit A.

     1.4       Software shall mean the built in software components of the
               --------
Products, or other software products listed in Exhibit A.

     1.5       Territory shall mean the territory listed in Exhibit B.
               ---------

2.   Appointment.

     2.1       Appointment.  Subject to the terms and conditions of this
               -----------
Agreement, Foundry hereby appoints Reseller as an exclusive Reseller of the Products and Reseller accepts such appointment. Reseller shall have the right to obtain Products from Foundry directly or through its U.S. subsidiaries, and market and distribute the Products within the Territory. Reseller may appoint one or more persons to act as sub-resellers in the Territory including VARs and OEMs. Reseller shall notify Foundry of each sub-reseller appointments, which notice shall include the sub-reseller's name, address and corporate overview.

     2.2       Exclusivity.  Reseller's appointment hereunder shall be exclusive
               -----------
in the Territory. Notwithstanding the foregoing, or anything contained in this Agreement, nothing in this Agreement shall be construed as limiting Foundry's right to negotiate, or otherwise enter into an world-wide OEM agreement for its Products with any company whose headquarters are located outside of the Territory. Foundry may terminate the Exclusivity of Reseller if Reseller fails to achieve the Target Purchases for the Exclusivity set forth in Exhibit C, in which case Reseller will become a non-exclusive reseller for the Products. In the event Reseller becomes non-exclusive,

*Material has been omitted pursuant to a request for confidential treatment.
 Such material has been filed separately with the Securities and Exchange Commission.

                                                                    CONFIDENTIAL

Foundry will not directly contact with Reseller's appointed sub-resellers. Foundry in good faith will maintain the mutually agreed discount level to Reseller even after the termination of exclusivity, for a period of 90 days. During this 90-day period a new, non-exclusive discount structure may be negotiated by both parties.

3. Prices. Prices for the Products shall be those specified in Foundry's then current Price List as updated from time to time by Foundry less the applicable discounts specified in Exhibit C. All prices are F.O.B. Foundry's plant at Sunnyvale CA. Prices for the Products may be increased upon ninety
(90) days prior written notice to Reseller.

4.   Orders.

     4.1       Order Process.  All orders for Products shall be initiated and
               -------------
submitted in writing by the Reseller directly or through its U.S. subsidiaries addressed to Foundry. Foundry shall, within three (3) business days of receipt of an order from Reseller, communicate in writing its acceptance or rejection of the said order, provided, however, that any orders not confirmed or rejected within the said three (3) business day period shall he deemed to have been accepted, and provided, further that, Foundry shall not unreasonably reject in part or in whole an order placed by the Reseller. All purchase orders issued under this Agreement will reference the relevant Agreement number assigned to this Agreement. The terms and conditions of this Agreement shall prevail regardless of any conflicting terms on the purchase order.

     4.2       Delivery.  Foundry will use its reasonable efforts to deliver the
               --------
Products on the date requested in Reseller's or its U.S. subsidiaries' purchase order. Foundry shall use its reasonable efforts to deliver the Products on the date set forth in Foundry's Order Acknowledgment.

     4.3       Taxes.  Any withholding tax levied on any payment to be made by
               -----
Reseller to Foundry shall be borne by Foundry, provided, however, that all such tax shall in no event exceed the maximum rate of 10% provided for in Article 14 of the Convention for the Avoidance of Double Taxation and the Prevention of Fiscal Evasion with respect to Taxes on Income between the Governments of Japan and the United States. Reseller shall withhold the tax from such payment to Foundry and pay any such tax to the appropriate governmental authority and thereafter shall send to Foundry the tax certificate and any other applicable documentation evidencing the payment of such tax.

     4.4       Credit.  Payment terms shall be net thirty (30) days from date of
               ------
invoice. Payment is to be made in United States dollars via interbank transfer to Foundry's account at a bank designated by Foundry. If Reseller does not receive credit approval, it must pay as of the date of shipment of the Products. If at any time Reseller is delinquent in the payment of any invoice or is otherwise in breach of this Agreement, Foundry may, in its sole discretion, withhold shipment (including partial shipments) of any order or may, at its option, require Reseller to pay C.O.D. for further shipments. Accounts unpaid when due shall accrue late charges of one and one half percent (1.5%) per month (or if lower, the maximum rate permitted by law).

     4.5       Products Returned for Credit.  Prior to Reseller returning any
               ----------------------------
products for credit, Reseller must obtain a Returned Material Authorization number from Foundry. Foundry reserves the right to charge Reseller up to a [ * ] restocking charge.

5.   Shipping and Delivery.

     5.1       Shipping Dates.  Foundry will notify Reseller in writing of
               --------------
shipment dates for the

*Material has been omitted pursuant to a request for confidential treatment.
 Such material has been filed separately with the Securities and Exchange Commission.

                                                                   CONFIDENTIAL

Products without delay upon acceptance of Reseller's order. Foundry shall use its reasonable efforts to fill Reseller's order insofar as practical and consistent with Foundry's lead-time schedule, shipping schedule, access to supplies on acceptable terms and allocation of available products among Foundry customers.

     5.2       Deferred Shipment.  Reseller may defer Product shipment for no
               -----------------
more than sixty (60) days from the scheduled shipping date, provided written notice is received by Foundry at least thirty (30) days before the originally scheduled shipping date.

     5.3       Freight Charges.  Reseller shall be responsible for all freight
               ---------------
handling and insurance charges. Foundry shall select the carrier unless Reseller or its U.S. subsidiaries provide Foundry such instructions. In no event shall Foundry have any liability in connection with shipment of Products hereunder, nor shall the carrier be deemed to be an agent of Foundry.

     5.4       Security Interest.  Risk of loss shall pass from Foundry to
               -----------------
Reseller upon delivery to common carrier or Reseller's representative at the F.O.B. point. Delivery shall be deemed made upon transfer of possession to the carrier. Reseller hereby grants to Foundry a security interest and right to possession in Products purchased under this Agreement until such time the invoice for said Product(s) are paid in full.

6.   Export Licensing.

     6.1       Licenses and Approvals.  With respect to shipments across
               ----------------------
international borders, prior to shipping any Products to Reseller, Reseller or its assignee in the U.S. will obtain all export licenses and approvals where necessary and desirable to permit the shipment. Reseller will be both the importer and exporter of record and shall obtain all licenses and approvals required by the United States or any other government, at the Reseller's expense. Reseller will comply with all applicable rules, policies and procedures of all governments in connection with Reseller's import, resale, or export of the Products.

     6.2       Export Law Compliance.  Reseller agrees to comply with all export
               ---------------------
laws and restrictions and regulations of the Department of Commerce or other United States or foreign agency or authority, and agrees not to knowingly export or allow the export or re-export of any Product (or technical data or information related thereto), or derivative of a Product in violation of any such restrictions, laws or regulations, or without all required licenses and approvals to Afghanistan, the People's Republic of China or any Group Q, S, W, Y, or Z country specified in the then current Supplement No.1 to Section 770 of the U.S. Export Administration Regulations (or any successor supplement or regulations).

7.   Reseller Obligations. Reseller shall, during the term of this Agreement:
                           -------------------------------------------------
     7.1 employ a sales and technical support organization (pre and post sales) to market, distribute, sell, and install the Products;

     7.2 provide, through sub-resellers, first tier hardware and software support and maintenance to End Users;

     7.3 purchase the Products as mutually agreed to by the parties pursuant to the discount as set forth in Exhibit C. Reseller will place an initial order within thirty (30) days of the signing of this Agreement. Such order shall not be less than [ * ];

     7.4 prior to providing any end-user with any Software, through its sub-resellers, use

*Material has been omitted pursuant to a request for confidential treatment.
 Such material has been filed separately with the Securities and Exchange Commission.

                                                                   CONFIDENTIAL

reasonable efforts to ensure that each end-user has read and agreed to the terms and conditions of Foundry's End User License Agreement, a copy of which is attached hereto as Exhibit E. Without written authorization from Foundry, Reseller shall not, and shall not authorize any third party to, duplicate, modify, alter, reverse engineer, disassemble or decompile the Software, and Reseller shall not distribute or market any Software or Product containing any Software electronically, or by interactive cable, remote processing services, linkups or multi-user local or area networks without Foundry's prior written consent;

     7.5 have a minimum of one full-time sales person per selling location participate in sales training courses which Foundry may conduct for Reseller's personnel;

     7.6 have a minimum of one full-time technical support person per support location participate in technical training courses which Foundry may conduct at Foundry's headquarters in Sunnyvale, CA for Reseller's personnel;

     7.7 maintain adequate manpower and facilities to assure prompt handling of inquiries, orders and shipment for Products;

     7.8 maintain adequate spares to assure prompt response to Reseller's customers;

     7.9 keep Foundry informed as to problems encountered with the Product and to communicate promptly to Foundry all modifications, design changes or improvements of the Products suggested by any customer, employee or agent.

8.   Foundry Obligations. Foundry shall, during the term of this Agreement:

     8.1 provide to Reseller or its designated support organization reasonable telephone and e-mail consultation during Foundry's normal business hours with respect to use of the Products;

     8.2 provide timely and high level technical support to Reseller for any problem arising from the Japanese market as may be requested by Reseller;

     8.3 provide timely information of marketing materials and successful case studies which would increase Reseller's sales in the Territory;

     8.4 refer all leads to Reseller from potential customers and system integrators in the Territory, who wish to purchase the Products in the Territory;

     8.5 assign a point of contact, who shall, among other things, act as a contact for communications and inquiries. In case the person does not satisfy Reseller's requirements, Foundry will assign another program manager responsible for the above-mentioned deals;

9.   Proprietary Rights.

     9.1       Title.  Foundry and its suppliers shall retain all title to, and,
               -----
except as expressly licensed herein, all rights to the Product, all copies thereof and all related documentation and materials, all copyrights, patent rights, trade secret rights and other proprietary rights in the Products, and all of Foundry's service marks, trademarks, trade names or any other designations. Reseller will have no right to receive any source code with respect to the Software.

     9.2       Government.  In the event that Reseller distributes the Product
               ----------
to a government

*Material has been omitted pursuant to a request for confidential treatment.
 Such material has been filed separately with the Securities and Exchange Commission.

                                                                   CONFIDENTIAL

agency or anyone that may acquire it pursuant to a government contract or with government funds, Reseller will ensure that Foundry's End User License Agreement is incorporated into any proposals and contracts and to identify that the Software has been developed at private expense and is commercially available at published prices. The United States Government acquires only "restricted rights" in such Software as defined in clause 252.227-7013(c)(l)(ii) of the DFARS and clause 52.227-19(c) of the FAR (or any successor regulations). On the Software and documentation, the following notice is and will be deemed to be affixed:
Copyright (C) 1997 Foundry Networks, Inc.

10. Warranty. Foundry's standard warranty for the Products is as set forth in Exhibit D. Reseller shall have a warranty in accordance with Foundry's standard warranty for a period of fifteen (15) months.

11. Marketing Materials and Documentation. Foundry agrees to provide to Reseller at no charge the quantities of Product literature and sales materials as set forth in Exhibit F. Reseller shall have the right to translate and duplicate such materials to the extent necessary. In addition, Foundry shall provide Reseller with artwork which Reseller may customize for producing sales literature to be distributed in connection with the Products.

12. Trademark Usage. Reseller may, whether in connection with its own trademarks, use the then current Product names, logos and other marks ("Marks") on the Product and all marketing and promotional material therefore as authorized by Foundry for all proper purposes in the performance of Reseller's duties hereunder. Reseller's use of such Marks shall be in accordance with Foundry's policies in effect from time to time, including, but not limited to, trademark usage and advertising policies. Reseller shall have no claim or right in such Marks and Reseller shall not make any claim or contest the use of any such Mark authorized by Foundry. Except as expressly authorized in writing by Foundry, Reseller shall not file or attempt to register any Mark or any mark confusingly similar thereto.

13.  Confidential Information.
     ------------------------

     13.1 Reseller acknowledges that, in the course of selling the Products and performing its duties under this Agreement, it may obtain information relating to the Products and to Foundry which is of a confidential and proprietary nature ("Proprietary Information"). Such information may include, but is not limited to, trade secrets, know-how, ideas, invention techniques, processes, programs, schematics, software source documents, data, customer lists, financial information, and sales and marketing plans. Reseller shall at all times, both during the term of this Agreement and for a period of at least three (3) years after its termination, keep in trust and confidence all such Proprietary Information, and shall not use such Proprietary Information without Foundry's prior written consent. Reseller further agrees to turn over to Foundry as soon as practical all Proprietary Information (including copies thereof) in Reseller's possession, custody or control upon termination or expiration of this Agreement, or at any time upon termination of this Agreement, or at any time upon Foundry's request. Except as required by law or legal process to be disclosed, neither party shall disclose, advertise or publish the existence nor the terms or conditions of this Agreement without the express prior written consent of the other party.

     13.2 The above obligations will not apply to information which Reseller can document was (a) rightfully in Reseller's possession prior to disclosure by Foundry, (b) is now or hereafter becomes part of the public domain (and is readily available without substantial effort) through no improper action or inaction by the Reseller, (c) is rightfully received by Reseller from a third party without restriction, (d) is demonstrated by clear and convincing evidence to have been independently developed by Reseller, or (e) is required by law or legal process to be disclosed.

*Material has been omitted pursuant to a request for confidential treatment.
 Such material has been filed separately with the Securities and Exchange Commission.

                                                                   CONFIDENTIAL

14.  Intellectual Property Infringement.  Foundry will indemnify and hold
     ----------------------------------
harmless Reseller, its sub-resellers, and any End Users against any loss, damage, or expense incurred by Reseller, its sub-resellers, and any End Users as a result of claims, actions, or proceedings brought by a third party alleging infringement by the Products or the Software of copyright, trademark, patent, or other proprietary rights. Foundry will indemnify Reseller, its sub-resellers, and any End Users against their reasonable attorney's fees and any money damages or costs awarded in respect of any such claim and any suit raising any such claim. Foundry will have no liability hereunder unless it is notified promptly of any such claim and given control of the defense and any settlement thereof. The provisions of this Section 14 shall survive the expiration of the term of this Agreement.

15.  Term and Termination.

     15.1 Unless terminated early as provided herein, this Agreement shall commence on the Effective Date first set forth above and continue until December 31st, 2000. Thereafter, this Agreement shall renew for successive one (1) year terms, unless a party hereto shall notify the other party in writing at least thirty (30) days prior to the end of the initial or any renewal terms, of its intention otherwise.

     15.2 In the event that effective control or ownership of a party hereto passes from the hands of the persons, firms or corporations in whose hands it is at the date of this Agreement ("Change of Control"), the said party shall inform the other party in writing forthwith of any such change in control. Should such change in control pass control of the said party into the hands of some party which the non-changing party in its sole and entire judgment considers would not be commercially or otherwise favorably or impartially disposed towards the business interest of the non-changing party (including the continued exploitation of sales of the Products under this Agreement), the non-changing party shall be entitled by notice in writing to terminate this Agreement forthwith without prejudice to rights already accrued hereunder. In addition to the foregoing and notwithstanding Section 4.5, Foundry agrees that, if (i) a Change of Control with respect to Foundry occurs; and (ii) the party acquiring such control of Foundry (the "Acquiring Party") discontinues the sale, maintenance or otherwise stops dealing in all or part of the Products, Foundry shall itself, or cause the Acquiring Party to, buy-back from Reseller, at the then current fair market value, any Products which may be in the Reseller's possession at the time of the occurrence of such Change of Control.

     15.3 Either party shall have the right to terminate this Agreement following any material breach or default in performance under this Agreement and such breach or default continues uncured for a period of thirty (30) days after the date of written notice thereof; provided, however, that the cure period for the failure to make any payments under this Agreement shall be fifteen (15) days.

     15.4 Upon termination or expiration of this Agreement, all rights and licenses of Reseller hereunder shall terminate except that Reseller may continue to distribute, on a non-exclusive basis, in accordance with normal business practice and the terms of this Agreement, Products shipped to it by Foundry prior to the date of termination, or expiration as the case may be. Upon termination or expiration of this Agreement, the parties hereto expressly agree to negotiate in good faith, terms and conditions for the continuing support to be provided to the End Users to whom the Products may have been sold hereunder. The provisions of Section 9, 10, 12, 13, 14 and 18 shall survive termination or expiration of this Agreement.

16. LIMITED LIABILITY. FOUNDRY WILL NOT BE LIABLE UNDER ANY SECTION OF THIS AGREEMENT OR ANY CONTRACT, NEGLIGENCE, STRICT LIABILITY

*Material has been omitted pursuant to a request for confidential treatment.
 Such material has been filed separately with the Securities and Exchange Commission.

                                                                   CONFIDENTIAL

OR OTHER LEGAL OR EQUITABLE THEORY FOR ANY INDIRECT, SPECIAL, INCIDENTAL, OR CONSEQUENTIAL DAMAGES OF ANY KIND (INCLUDING WITHOUT LIMITATION LOST PROFITS), WHETHER OR NOT FOUNDRY HAS BEEN ADVISED OF THE POSSIBILITY OF SUCH LOSS IN ADVANCE. THIS EXCLUSION INCLUDES ANY LIABILITY THAT MAY ARISE OUT OF THIRD PARTY CLAIMS AGAINST RESELLER.

17.  Force Majeure.

     17.1 Neither party hereto shall be liable to the other for any delay or failure in the performance of its obligations under this Agreement if and to the extent such delay or failure in performance arises from any cause or causes beyond the reasonable control of the party affected ("Force Majeure"), including, but not limited to, act of God; acts of government or governmental authorities; compliance with law, regulation or orders; fire, storm, flood or earthquake; war (declared or not), rebellion, revolution, or riots; strike or lockouts.

     17.2 On the occurrence of any event of Force Majeure, causing a failure to perform or a delay in performance, the party so affected shall immediately provide written notice to the other party of such date and the nature of such Force Majeure and the anticipated period of time during which the Force Majeure conditions are expected to persist.

     17.3 The parties so affected shall make all reasonable efforts to reduce the effect of any failure or delay caused by any event of Force Majeure.

     17.4 The provisions of this Article shall not relieve either party of the obligations to make payments when due under this Agreement.

     17.5 If the Force Majeure conditions in fact persist for ninety (90) days or more, either party hereto may terminate this Agreement upon written notice to the other party.

18.  General.

     18.1 No waiver of rights under this Agreement by either party shall constitute a subsequent waiver of this or any other right under this Agreement.

     18.2 This Agreement may not be assigned by either party hereto without the express prior written consent of the other party. Notwithstanding the foregoing, and subject to the terms of Section 15.2, no such consent shall be required in connection with the sale or transfer of all of the business assets of a party hereto to a third party whether by sale, merger, consolidation or other change of ownership. This Agreement will be binding upon and inure to the benefit of the respective successors and assigns of the parties to this Agreement.

     18.3 In the event that any of the terms of this Agreement shall be declared void or unenforceable by a court of competent jurisdiction, the remaining provisions herein shall remain in full force and effect.

     18.4 This Agreement shall be governed by and construed in accordance with the laws of the state of California, the United States of America. Any claim, dispute or controversy arising between the parties out of or in relation to this Agreement, or the breach thereof, which cannot be satisfactorily settled by the parties, shall be finally settled by arbitration upon the written request of either party, in accordance with the rules of Conciliation and Arbitration of the International Chamber of Commerce. The place of arbitration shall be California U.S.A. in case Foundry is respondent, and Tokyo, Japan in case Reseller is respondent. The arbitration proceeding

*Material has been omitted pursuant to a request for confidential treatment.
 Such material has been filed separately with the Securities and Exchange Commission.

                                                                   CONFIDENTIAL

shall be conducted in English. The award shall be final and binding upon both parties. Judgment upon the award may be entered in any court having jurisdiction thereof. There shall be one arbitrator selected in accordance with the foregoing rules.

     18.5 This Agreement (including Exhibits hereto) constitutes the entire agreement between the parties hereto and supersedes any prior written or oral agreements between the parties concerning the subject matter. No modifications of this Agreement shall be binding unless executed in writing by both parties.

     18.6 All notices required or permitted to be given hereunder shall be in writing and shall be deemed given when delivered in person, or when received by mail, postage prepaid, registered or certified mail, express courier, or telefax, addressed as previously set forth herein or such address, and proof of delivery received by the noticing party.

     18.7 This Agreement may be executed in any number of counter parts, each of which shall be deemed an original, all of which shall constitute one and the same Agreement.

     18.8 The headings and titles to Sections, Articles and Paragraphs of this Agreement are inserted for convenience only and shall be deemed a part hereof or affected the construction or interpretation of any provision hereof. Words denoting the singular will include the plural and vice versa; words denoting any gender will include all genders; words denoting persons will include corporations and vice versa.

     18.9 Neither party hereto will be deemed to be an agent of the other party as a result of any transaction under or related to this Agreement, and will not in any way pledge the other party's credit or incur any obligation on behalf of the other party.

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed as of the Effective Date first above written.

Foundry Networks, Inc.                       Mitsui & Co., Ltd.


 /s/ Bobby R. Johnson, Jr.                   /s/ Yoshiyuki Izawa
__________________________                   ___________________
Signature                                    Signature

Bobby R. Johnson, Jr.                        Yoshiyuki Izawa
--------------------------                   -------------------
Printed Name                                 Printed Name

July 1, 1997                                 July 1, 1997
--------------------------                   -------------------
Date                                         Date

*Material has been omitted pursuant to a request for confidential treatment.
 Such material has been filed separately with the Securities and Exchange Commission.

                                                                   CONFIDENTIAL
                                   EXHIBIT A


           FOUNDRY NETWORKS' INTERNATIONAL PRICE LIST - May 21,1997

This document contains pricing and part number information for the following Foundry Networks' products and services:

I.   FastIron Gigabit Switches and Expansion Modules                        1-2
II.  NetIron Gigabit Switching Router and Expansion Modules                 3
III. TurboIron Gigabit Switches and Switching Router and Expansion Modules  4
IV.  IronView Network Management Software                                   5
V.   Documentation                                                          6
VI.  Service                                                                7-8
VII. Product Accessories                                                    9

I. FASTIRON GIGABIT SWITCHES


Part Number                       Description                       List Price
-----------                       ----------                        ----------

FastIronWorkgroup/Server Switch:

FWS16                         FastIron Workgroup Switch             [ * ]
                              16 ports copper, 4K CAM,
                              1 power supply, 1 user manual,
                              rack mount kit

FastIron Backbone Switches:

FBS88                         FastIron Backbone Switch 8            [ * ]
                              ports copper, 8K CAM,
                              1 power supply, 1 user manual,
                              rack mount kit

FBS168                        FastIron Backbone Switch              [ * ]
                              16 ports copper, 8K CAM,
                              1 power supply, I user manual,
                              rack mount kit

FBS1632                       FastIron Backbone Switch              [ * ]
                              16 ports copper, 32K CAM, 1
                              power supply, I user manual,
                              rack mount kit

FBS8F8                        FastIron Backbone Switch              [ * ]
                              8 ports fiber, 8K CAM, 1
                              power supply, 1 user manual,
                              rack mount kit

                                                                               1
*Material has been omitted pursuant to a request for confidential treatment.
 Such material has been filed separately with the Securities and Exchange Commission.

                                                                   CONFIDENTIAL
                                   EXHIBIT A

FBS16F32                      FastIron Backbone Switch                [ * ]
                              16 ports fiber, 32K CAM, 1
                              power supply, 1 user manual,
                              rack mount kit

FastIron Multilayer Switches:

FMS8                          FastIron Multilayer Switch              [ * ]
                              8 ports copper, 16K CAM, 1
                              power supply, 1 user manual,
                              rack mount kit

FMS16                         FastIron Multilayer Switch              [ * ]
                              16 ports copper, 32K CAM, 1
                              power supply, 1 user manual,
                              rack mount kit

FMS8F                         FastIron Multilayer Switch              [ * ]
                              8 ports fiber, 16K CAM, 1
                              power supply, I user manual,
                              rack mount kit

FMS16F                        FastIron Multilayer Switch              [ * ]
                              16 ports fiber, 32K CAM, 1
                              power supply, 1 user manual,
                              rack mount kit

EXPANSION MODULES FOR FASTIRON GIGABIT SWITCHES


Part Number                       Description                       List Price
-----------                       -----------                       ----------

F2100                         2 port copper expansion module          [ * ]
                              for FastIron Workgroup,Backbone
                              and Multilayer Switches

F2100F                        2 port: Fiber Fast Ethernet             [ * ]
                              expansion module for FastIron
                              Workgroup, Backbone and Multilayer
                              Switches

F1GE                          1 port Fiber Gigabit Ethernet           [ * ]
                              expansion module for FastIron
                              Workgroup, Backbone and
                              Multilayer Switches

F2GE                          2 port Fiber Gigabit Ethernet           [ * ]
                              expansion module for FastIron
                              Workgroup, Backbone and
                              Multilayer Switches


*Material has been omitted pursuant to a request for confidential treatment.
 Such material has been filed separately with the Securities and Exchange Commission.
                                                                               2

                                                                   CONFIDENTIAL
                                   EXHIBIT A

II. NETIRON GIGABIT SWITCHING ROUTER

Part Number                       Description                       List Price
-----------                       -----------                       ----------

NSR8                          NetIron Switching Router                [ * ]
                              8 ports copper, 16K CAM, 1
                              power supply, I user manual,
                              rack mount kit

NSR16                         NetIron Switching Router                [ * ]
                              ports copper, 32K CAM, I
                              power supply, I user manual,
                              rack mount kit
                                                                      [ * ]
NSR8F                         NetIron Switching Router
                              8 ports fiber, 16K CAM, I
                              power supply, I user manual,
                              rack mount kit
                                                                      [ * ]
NSRI6F                        NetIron Switching Router
                              16 ports fiber, 32K CAM, 1
                              power supply, l user manual,
                              rack mount kit
                                                                      [ * ]

EXPANSION OPTIONS FOR NETIRON GIGABIT SWITCHING ROUTER

Part Number                       Description                       List Price
-----------                       -----------                       ----------

N2100                         2 port copper expansion module          [ * ]
                              for NetIron Switching Router

N2100F                        2 port Fiber Fast Ethernet              [ * ]
                              expansion module for NetIron
                              Switching Router

N1GE                          1 port Fiber Gigabit Ethernet           [ * ]
                              expansion module for NetIron
                              Switching Router

N2GE                          2 port Fiber Gigabit Ethernet           [ * ]
                              expansion module for NetIron
                              Switching Router


*Material has been omitted pursuant to a request for confidential treatment.
 Such material has been filed separately with the Securities and Exchange Commission.

                                                                   CONFIDENTIAL
                                   EXHIBIT A

III. TURBOIRON GIGABIT SWITCHES AND SWITCHING ROUTERS

Part Number                       Description                       List Price
-----------                       -----------                       ----------

TurboIron Switch:

TS4F                          TurboIron Switch 4 ports fiber,         [ * ]
                              8K CAM, 1 power supply, 1 user
                              manual, rack mount kit

TurboIron Switching Router:

TSR4F                         TurboIron Switching Router              [ * ]
                              4 ports fiber, 32K CAM, l
                              power supply,1 user manual,
                              rack mount kit


EXPANSION OPTIONS FOR TURBOIRON GIGABIT SWITCHES AND SWITCHING ROUTER


Part Number                       Description                       List Price
-----------                       -----------                       ----------

TurboIron Switch Expansion Modules:

TS2100                        2 port copper expansion module          [ * ]
                              for TurboIron Switch

TS2l00F                       2 port Fiber Fast Ethernet              [ * ]
                              expansion module for
                              TurboIron Switch

TSlGE                         1 port Fiber Gigabit Ethernet           [ * ]
                              expansion module for
                              TurboIron Switch

TS2GE                         2 port Fiber Gigabit Ethernet           [ * ]
                              expansion module for
                              TurboIron Switch

TurboIron Switching Router Expansion Modules:

TSR2l00                       2 port copper expansion module          [ * ]
                              for TurboIron Switching Router

TSR2100F                      2 port Fiber Fast Ethernet              [ * ]
                              expansion module for
                              TurboIron Switching Router

TSR1GE                        1 port Fiber Gigabit Ethernet           [ * ]
                              expansion module for TurboIron
                              Switching Router

TSR2GE                        2 port Fiber Gigabit Ethernet           [ * ]
                              expansion module for TurboIron
                              Switching Router


*Material has been omitted pursuant to a request for confidential treatment.
 Such material has been filed separately with the Securities and Exchange Commission.

                                                                    CONFIDENTIAL
                                   EXHIBIT A

IV. IRONVIEW NETWORK MANAGEMENT SOFTWARE

Part Number             System Platform Required                 List Price
-----------             ------------------------                 ----------

WINNT                   IronView s/w for Windows/NT                [ * ]

HPOVUX                  IronView 51W for HP OpenView/Unix          [ * ]

HPOVNT                  IronView s/w for HP OpenView Windows/NT    [ * ]

IBMNV                   IronView s/w for IBM NetView/6000          [ * ]

*Material has been omitted pursuant to a request for confidential treatment.
 Such material has been filed separately with the Securities and Exchange Commission.

                                                                   CONFIDENTIAL
                                   EXHIBIT A

V.  DOCUMENTATION


Part Number                 Description                             List Price
-----------                 -----------                             ----------

FDOC               FastIron Installation and Configuration Guide      [ * ]

NDOC               NetIron Installation and Configuration Guide       [ * ]

NMDOC              IronView Network Management Users' Guide           [ * ]

DSDOC              Data Sheets (set of 50)                            [ * ]


*Material has been omitted pursuant to a request for confidential treatment.
 Such material has been filed separately with the Securities and Exchange Commission.

                                                                    CONFIDENTIAL
                                   EXHIBIT A


VI. SERVICE


Part Number                  Description                 List Price
-----------                  -----------                 ----------

Specific Service Agreement terms and conditions will be negotiated with each Reseller/Distributor.

*Material has been omitted pursuant to a request for confidential treatment.
 Such material has been filed separately with the Securities and Exchange Commission.

                                                                   CONFIDENTIAL
                                   EXHIBIT A

VII.  ACCESSORIES

Part Number                 Description                    List Price
-----------                 -----------                    ----------

RPS                    Redundant Power Supply                [ * ]


*Material has been omitted pursuant to a request for confidential treatment.
 Such material has been filed separately with the Securities and Exchange Commission.
                                                                               8

                                                                   CONFIDENTIAL
                                   EXHIBIT B


The territory is as follows:  The country of Japan.

*Material has been omitted pursuant to a request for confidential treatment.
 Such material has been filed separately with the Securities and Exchange Commission.

                                                                   CONFIDENTIAL
                                   EXHIBIT C

Evaluation Unit Discount
------------------------

Reseller may purchase, for itself, its resellers or its OEMs, up to [ * ] units per product group, per sales organization for demonstration or evaluation purposes only (not for resale) at the following discount.

     Discount level = [ * ]

Resale Discount
---------------

The following discounts apply for purchases of units, subsequent to meeting targets, off the list prices as set forth in Exhibit A:

     Discount level = [ * ]

If product purchases exceed [ * ] CY 1997 an additional [ * ] discount will apply toward future resale purchases during CY 1998. If combined product purchases for CY 1997 and CY 1998 equal or exceed [ * ] then Reseller may retain the [ * ] additional discount (total discount equal to [ * ]) for resale purchases made in 1999. If product purchases for CY 1999 equal or exceed [ * ] then Reseller may retain the [ * ] additional discount (total discount equal to [ * ]) for resale purchases made in 2000. The [ * ] additional discount applies if Reseller attains the lesser of the sales target or [ * ] of Foundry's Annual Product Revenue. Foundry, however, is under no obligation to Reseller to provide actual revenue figures for any period so long as Mitsui remains a non-equity participant in Foundry. The additional [ * ] discount does not apply to purchases of evaluation units which are already discounted at [ * ]. If Reseller does not meet targets as outlined in Target Purchases below, the [ * ]% additional discount will no longer apply and pricing in the following calendar year and will revert back to the agreed upon standard discount of [ * ], and no additional discounts will apply.

Target Purchases for Exclusivity
--------------------------------

Sales target for products sold to end-users within the Territory as identified in Exhibit B are as follows:

           [ * ]          Target for CY 1997 until December 31, 1998

           [ * ]          Annual target for 1999

           [ * ]          Annual target for 2000

or [ * ] of Foundry's Annual Product Revenue, whichever is less. Foundry, however, is under no obligation to Reseller to provide actual revenue figures for any period so long as Mitsui remains a non-equity participant in Foundry.


*Material has been omitted pursuant to a request for confidential treatment.
 Such material has been filed separately with the Securities and Exchange Commission.

                                                                   CONFIDENTIAL
                                   EXHIBIT D

All Foundry Products come with a warranty of one year on hardware and (90) ninety days for software. All technical support during that period is free of charge.

*Material has been omitted pursuant to a request for confidential treatment.
 Such material has been filed separately with the Securities and Exchange Commission.

                                                                   CONFIDENTIAL
                                   EXHIBIT E

             FOUNDRY NETWORKS END USER SOFTWARE LICENSE AGREEMENT

THIS PRODUCT CONTAINS CERTAIN COMPUTER PROGRAMS AND OTHER PROPRIETARY MATERIAL. THE USE OF WHICH IS SUBJECT TO THIS END USER SOFTWARE LICENSE AGREEMENT. OPENING THE SEALED ENVELOPE CONSTITUTES YOUR AND YOUR FIRM'S ASSENT TO AND ACCEPTANCE OF THIS END USER SOFTWARE LICENSE AGREEMENT. IF YOU DO NOT AGREE WITH ALL THE TERMS, YOU MUST RETURN THIS PRODUCT (WITH THE ENVELOPE STILL SEALED), ALL MANUALS AND DOCUMENTATION, AND PROOF OF PAYMENT, TO THE PLACE YOU OBTAINED THEM FOR A FULL REFUND WITHIN 30 DAYS OF FIRST ACQUIRING THIS PRODUCT. IF YOU HAVE ORDERED THIS PRODUCT, THE COMPANY'S ACCEPTANCE IS EXPRESSLY CONDITIONAL ON YOUR ASSENT TO THESE TERMS TO THE EXCLUSION OF ALL OTHER TERMS; IF THESE TERMS ARE CONSIDERED AN OFFER BY THE COMPANY, ACCEPTANCE IS EXPRESSLY LIMITED TO THESE TERMS.

1.        GRANT OF LICENSE. Subject to the terms of this Software License
          ----------------
Agreement (the "Agreement"), Foundry Networks ("Company") grants you ("Licensee"), a nonsublicensable, non-exclusive right ("License") to use the SOFTWARE only in accordance with and on the hardware specified in the applicable user documentation provided by the Company. Licensee has no right to receive any source code or design documentation relating to the SOFTWARE. Company retains ownership of all SOFTWARE copies. "SOFTWARE" means, collectively, the version of the Company software program enclosed in the sealed envelope, in object code format, together with documentation provided to Licensee by Company.

2.        RESTRICTIONS. Except as reasonably required to use the SOFTWARE
          ------------
strictly in accordance with the License and this Agreement, except for one copy solely for back-up purposes, Licensee may not copy any SOFTWARE. License must reproduce and include the copyright notice and any other notices that appear on the original SOFTWARE on any copies and any medial therefor. Licensee shall not (and shall not allow any third party to) (I) decompile, disassemble, or otherwise reverse engineer or attempt to reconstruct or discover any source code or underlying ideas or algorithms or file formats or programming or interoperability interfaces of the SOFTWARE or any files contained or generated using the SOFTWARE by any means whatsoever (such prohibition is for protection of Licensee's trade secrets and confidential information), (II) remove any product identification, copyright or other notices, (III) provide, lease, lend, use for timesharing or service bureau purposes or otherwise use or allow others to use the SOFTWARE to or for the benefit of third parties or (IV) modify, incorporate into or with other software or create a derivative work of any part of the SOFTWARE.

3.        TERMINATION. The License is effective until terminated. The License
          -----------
will terminate automatically if Licensee fails to cure any material breach of this Agreement within thirty (30) days after such breach first occurs (or immediately in the case of a breach of Section 2). Upon termination, License shall immediately cease all use of the SOFTWARE and return or destroy all copies of the SOFTWARE and all portions thereof and so certify to Company. Except for the License and except as otherwise expressly provided herein, the terms of the Agreement shall survive termination.

4.        WARRANTY DISCLAIMER. THE SOFTWARE IS PROVIDED "AS IS" WITHOUT WARRANTY
          -------------------
OF ANY KIND INCLUDING WITHOUT LIMITATION, ANY WARRANTY OF MERCHANTABILITY OR FITNESS FOR A PARTICULAR PURPOSE OR NONINFRINGEMENT. FURTHER, COMPANY DOES NOT WARRANT, GUARANTEE OR MAKE ANY REPRESENTATIONS REGARDING THE USE, OR THE RESULTS OF THE USE, OF THE SOFTWARE OR WRITTEN MATERIALS IN TERMS OF CORRECTNESS, ACCURACY, RELIABILITY, OR OTHERWISE.

5.        LIMITATION OR REMEDIES AND DAMAGES. COMPANY SHALL NOT BE RESPONSIBLE
          ----------------------------------
OR LIABLE WITH RESPECT TO ANY SUBJECT MATTER OF THIS SOFTWARE LICENSE AGREEMENT OR ANY ATTACHMENT, PRODUCT ORDER, SCHEDULE OR TERMS AND CONDITIONS RELATED THERETO UNDER ANY CONTRACT, NEGLIGENCE, STRICT LIABILITY OR OTHER THEORY: (A) FOR LOSS OR INACCURACY OF DATA OR (EXCEPT FOR RETURN OR AMOUNTS PAID TO COMPANY THEREFOR) COST OF PROCUREMENT OF SUBSTITUTE GOODS, SERVICES OR TECHNOLOGY, (b) FOR ANY INDIRECT, INCIDENTAL OR CONSEQUENTIAL DAMAGES INCLUDING, BUT NOT LIMITED TO LOSS OF PROFITS, OR (C) FOR ANY MATTER BEYOND ITS REASONABLE CONTROL .

6.        GOVERNMENT MATTERS. The SOFTWARE has been developed at private expense
          ------------------
is commercially available at published prices, software supplied to the Department of Defense ("DOD"), is classified as "Commercial Software," and the United States Government acquires on " restricted right" in SOFTWARE, as such right are defined in clause 252.227-7013 (c) (1Kii) of the DFARS (or any successor regulations). The United States Government acquires only "restricted rights" in such SOFTWARE, on the SOFTWARE and documentation, the following notice is to be and will be deemed to be affixed: Copyright (C) 1997 Foundry Networks, Inc. All rights reserved. The SOFTWARE is licensed only in object code from pursuant to a license agreement that contains use, reverse engineering and other restrictions; accordingly, it is "Unpublished -rights reserved under the copyright laws of the United States" for purposes of the FARs. RESTRICTED RIGHTS
LEGEND: Use, duplication, or disclosure by the Government is subject to the restrictions as set forth in subparagraph (c)(1)(ii) of the Rights of Technical Data and Computer SOFTWARE clause of the DFARS 252.227-7013 and FAR 52.227-19
(c) and any successor rules and regulations.

7.        MISCELLANEOUS. Neither the License nor the Agreement are assignable or
          -------------
transferable by Licensee without the prior written consent of Company; any attempt to do so shall be void. Any notice, report, approval or consent required or permitted hereunder shall be in writing. If any provision of this Agreement shall be adjudged by any court of competent jurisdiction to be unenforceable or invalid, that provision shall be limited or eliminated to the minimum extent necessary so this Agreement shall otherwise remain in full force and effect and enforceable. This Agreement shall be construed pursuant to the laws of the State of California and the United States without regard to conflicts of laws provisions thereof. The prevailing party in any action to enforce this Agreement shall be entitled to recover costs and expenses including, without limitation, attorney's fees. The parties agree that a material breach of this Agreement to License would cause irreparable injury to Company for which monetary damages would be an adequate remedy and that the Company shall be entitled to equitable relief in addition to any remedies if may have hereunder or at law. Any waivers or amendments shall be effective only if made in writing by non-preprinted agreement clearly understood by both parties to be an amendment or waiver and signed by a representative of the respective parties authorized to bind the parties. Both parties agree that this Agreement is the complete and exclusive statement of mutual understanding of the parties and supersedes and cancels all previous written and oral agreements and communciations relating to the subject matter of this Agreement.

*Material has been omitted pursuant to a request for confidential treatment.
 Such material has been filed separately with the Securities and Exchange Commission.

                                                                    CONFIDENTIAL
                                   EXHIBIT F

Product Literature and Sales Materials
--------------------------------------

Foundry agrees to provide [ * ] sets of Product literature and sales materials per product at no charge. Any quantities beyond the initial [ * ] sets will be billed at cost plus shipping charges.

*Material has been omitted pursuant to a request for confidential treatment.
 Such material has been filed separately with the Securities and Exchange Commission.